UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 11, 2012

PEBBLEBROOK HOTEL TRUST
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Bethesda Metro Center, Suite 1530, Bethesda, Maryland		20814
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(240) 507-1300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 11, 2012, a subsidiary of Pebblebrook Hotel Trust (the "Company") entered into a new $46.0 million secured loan (the "Loan"). The Loan has a fixed interest rate of 4.36 percent per annum and the Loan's principal will amortize using a 30-year amortization schedule, which will result in a payment of approximately $41.9 million coming due at the Loan's scheduled maturity date. The Loan requires monthly principal and interest payments of $229,264.42 through February 10, 2017, the maturity date. The Loan is secured by the Company's leasehold interest under the ground lease on the Hotel Monaco Washington, DC (the "Hotel"). Proceeds from the Loan will be used by the Company to pay off the existing $35.0 million debt on the Hotel, to fund future acquisitions and for general business purposes.

The Loan is non-recourse to the Company and its operating partnership, Pebblebrook Hotel, L.P., except for certain customary carve-outs to the general non-recourse liability, which carve-outs are guaranteed by the Company. The Loan is evidenced by documentation generally consistent with loans of this type. The Loan contains cash management and lock-box provisions that allow the lender to direct net income from the Hotel to an account controlled by the lender upon the occurrence of an event of default or failure to meet certain performance thresholds, as defined in the loan agreement, to ensure that items such as mortgage principal and interest, real estate taxes, insurance and property maintenance and improvement costs are adequately funded and to prevent cash from being distributed to the Company until any event of default is cured or performance threshold is achieved.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on January 11, 2012 announcing the execution of the Loan. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description
99.1 Press release issued January 11, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST

January 17, 2012	By:	/s/ Raymond D. Martz

Name: Raymond D. Martz
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued January 11, 2012